UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 16, 2011, the Board of Directors of Blackbaud, Inc. approved an amendment to Blackbaud’s bylaws to implement majority voting for the election of directors in uncontested elections. Section 3.3 of Blackbaud’s amended and restated bylaws (the “Amended Bylaws”) includes the following provision:

Director nominees shall be elected by the affirmative vote of a majority of the shares represented and voting at a duly held meeting of the stockholders of the Corporation at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). This majority voting standard will apply in uncontested elections, namely when the number of nominees does not exceed the number of directors to be elected. A plurality voting standard will apply when the number of nominees exceeds the number of directors to be elected.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.4 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.4	Amended and Restated Bylaws of Blackbaud, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: March 22, 2011	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer